Exhibit 10.3

GUARANTY OF PAYMENT AND PERFORMANCE

GUARANTY

THIS GUARANTY (this “Guaranty”) is made this 27th day of February, 2024 by THE PHARM, LLC, a Delaware limited liability company (herein called “Guarantor”) in favor of ZP RE HOLDINGS, LLC, an Arizona limited liability company (herein called “Landlord”).

R E C I T A L S:

The Pharm, LLC, a Delaware limited liability company (herein called “Tenant”) and Landlord are party to that certain Licensed Cannabis Facility Absolute Net Ground Lease Agreement dated 2/27/24 (for reference purposes only) (the “Agreement”).

In order to induce Landlord to enter into the Agreement, Guarantor agreed to execute and deliver to Landlord this Guaranty.

Guarantor acknowledges that Landlord would not have entered into the Agreement without the execution and delivery by Guarantor of this Guaranty.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Guarantor, Guarantor hereby agrees in favor of Landlord (and Landlord’s successors and assigns) as follows:

1. Guarantor absolutely, unconditionally and irrevocably guarantees the prompt and complete payment and performance when due, whether by acceleration or otherwise, of all obligations, liabilities and covenants, whether now in existence or hereafter arising, of Tenant to Landlord, and arising under the Agreement, including without limitation all amounts due to Landlord as rent or otherwise under the Agreement (the “Obligations”). Guarantor hereby agrees to pay and/or perform punctually, upon written demand by Landlord, each such Obligation which is not paid or performed as and when due and payable by Tenant, in like manner as such amount is due from Tenant. For purposes hereof, the Obligations shall be performed and/or due and payable when due and payable under the terms of the Agreement notwithstanding the fact that the collection or enforcement thereof as against Tenant may be stayed or enjoined under Title 11 of the United States Code or similar applicable law. This Guaranty is one of payment and not of collection.

2. Guarantor’s obligations under this Guaranty are absolute and unconditional and shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or the Agreement, or by any other circumstance relating to the Obligations or the Agreement which might otherwise constitute a legal or equitable discharge of or defense of a guarantor or surety. Guarantor hereby irrevocably waives any and all suretyship defenses, defenses that could be asserted by Tenant (except payment) and all other defenses that would otherwise be available to Guarantor. All payments by Guarantor pursuant to this Guaranty shall be made without setoff. Landlord shall not be obligated to file any claim relating to the Obligations in the event that Tenant becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of Landlord so to file shall not affect Guarantor’s obligations under this Guaranty. Guarantor irrevocably waives any right to require Landlord to pursue any other remedy in Landlord’s power whatsoever, whether against Tenant or any other obligor principally or secondarily obligated with respect to the Obligations. Guarantor irrevocably waives any defense arising by reason of any disability, bankruptcy, reorganization or similar proceeding involving Tenant. In the event that any payment in respect of any Obligations is rescinded or must otherwise be returned for any reason whatsoever, Guarantor shall remain liable under this Guaranty in respect of such Obligations as if such payment had not been made.

3. Guarantor agrees that Landlord may at any time and from time to time, either before or after the maturity thereof, without notice to or further consent of Guarantor, extend the time of payment of, or performance of, or renew, any of the Obligations, and may also make any agreement with Tenant or with any other party to or person liable on any of the Obligations, or interested therein, for the extension, renewal, payment, compromise, waiver, discharge or release thereof, in whole or in part, or for any amendment or modification of the terms thereof or of the Agreement or any other agreement between Landlord and Tenant or any such other party or person, without in any way impairing, releasing or affecting the liabilities of Guarantor under this Guaranty.

4. Guarantor will not exercise any rights which it may acquire by way of subrogation until all of the Obligations to Landlord shall have been indefeasibly paid in full, or performed in its entirety. Any amount paid to Guarantor in violation of the preceding sentence shall be held in trust for the benefit of Landlord and shall forthwith be paid to Landlord to be credited and applied to the Obligations, whether matured or unmatured. Guarantor hereby subordinates any and all liabilities and indebtedness to Guarantor to the prior indefeasible payment in full of the Obligations.

5. This Guaranty shall remain in full force and effect and be binding upon Guarantor, its successors and assigns until all of the Obligations have been satisfied in full and the Agreement shall have been terminated or fully performed. This Guaranty may not be modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by Landlord and Guarantor. This is a continuing Guaranty relating to all Obligations, including any arising during any holdover term or arising under transactions renewing or extending the term of the Agreement, changing the terms of any Obligations, or creating new or additional Obligations after prior Obligations have in whole or in part been satisfied, regardless of any lapse of time. If any of the present or future Obligations are guaranteed by persons, partnerships, corporations or other entities in addition to Guarantor, the death, release or discharge, in whole or in part, or the bankruptcy, liquidation or dissolution of one or more of them shall not discharge or affect the liabilities of Guarantor under this Guaranty. The obligations of Guarantor hereunder shall be additional to, and not in substitution for, any security or other guarantee or indemnity at any time existing in respect of Tenant’s obligations, liabilities and covenants under the Agreement.

6. Upon the occurrence of an uncured Event of Default under the Lease or this Guaranty, at Landlord’s election, for the purpose of curing said Event of Default, Guarantor shall at its sole expense (and cause its applicable affiliate to) take all steps necessary to name and appoint the requisite number of Landlord’s individual designee(s) (the “Designated Directors”) in order to establish a majority position on the Board of Directors or its equivalent (such as managers, board of managers, or other controlling body) of Tenant (the “Board”), or other entity recognized by the State where the Premises is located and other applicable governmental authorities as the owner or licensee of the commercial retailer adult use and medicinal license enabling Tenant to operate the Tenant Use within the Property pursuant to the Lease. In addition, the Board shall: (i) prepare, execute and submit for approval to the applicable governmental authority, Articles of Amendment to the Articles of Organization of Tenant (or its state-required equivalent), evidencing the appointment of the Designated Director(s); (ii) amend the Tenant’s operating agreement in a form approved by Landlord evidencing the addition of the Designated Director(s) and stipulate that all actions and decisions regarding the Property this Agreement and anything related to the operation, administration and management of the Property shall require Board Approval (as herein defined). For purposes herein “Board Approval” shall mean shall require the consent and approval of a majority of the Board, after the Designated Directors have been appointed (“Majority of the Board”); provided, however, in all circumstances, the Majority of the Board must also include the affirmative approval of the Designated Director(s). In the event the foregoing remedies and actions are impossible as a matter of law or governmental regulation, or in the event of Landlord’s election to invoke the provisions of this sentence, the Guarantor shall at its sole expense (and cause its applicable affiliate to) take all steps necessary or desirable to Landlord to effectuate the Landlord’s rights provided in this paragraph to the greatest extent permitted by applicable law, the intent being that this sentence is intended to provide an alternative option to Landlord’s rights herein to the extent the acts set forth in this paragraph are impossible as a matter of law (or as a result of Landlord’s election). Landlord’s rights granted under this Section 6 shall revert as a matter of law upon curing the Event of Default and the parties agree to take such reasonable steps to effectuate the reversion.

7. No failure on the part of Landlord to exercise, and no delay in exercising, any right, remedy or power under this Guaranty shall operate as a waiver thereof, nor shall any single or partial exercise by Landlord of any right, remedy or power under this Guaranty preclude any other or future exercise of any right, remedy or power under this Guaranty. Each and every right, remedy and power granted to Landlord under this Guaranty or allowed it by law or by the Agreement or any other agreement shall be cumulative and not exclusive of any other, and may be exercised by Landlord from time to time.

8. Guarantor hereby waives notice of acceptance of this Guaranty and notice of any obligation or liability to which it may apply, and waives presentment, demand for payment, protest, notice of dishonor or non-payment of any such obligation or liability, suit or the taking of other action by Landlord against, and all other notices whatsoever to, Tenant, Guarantor or others.

9. Landlord may at any time and from time to time without notice to or consent of Guarantor and without impairing or releasing the obligations of Guarantor hereunder: (a) take or fail to take any action of any kind in respect of any security for any obligation, covenant or liability of Tenant to Landlord, (b) exercise or refrain from exercising any rights against Tenant or others, (c) compromise or subordinate any obligation or liability of Tenant to Landlord including any security therefor, (d) consent to the assignment by Tenant of its interest in the Agreement, or (e) consent to any other matter or thing under or relating to the Agreement. Guarantor agrees to reimburse Landlord for the costs and reasonable attorneys’ fees incurred by reason of Landlord having to enforce this Guaranty.

10. Guarantor represents and warrants to Landlord that (a) the Agreement has been duly authorized, executed and delivered by Tenant and is a legal, valid and binding instrument enforceable against Tenant in accordance with its terms, and (b) this Guaranty has been duly authorized, executed and delivered by Guarantor and is a legal, valid and binding instrument enforceable against Guarantor in accordance with its terms.

11. Unless otherwise set forth in the Agreement, Guarantor may not assign its rights nor delegate its obligations under this Guaranty, in whole or in part, without prior written consent of Landlord.

12. GUARANTOR HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY, OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THE AGREEMENT, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. GUARANTOR FURTHER WARRANTS AND REPRESENTS THAT GUARANTOR HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT GUARANTOR KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ARIZONA WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. GUARANTOR AND LANDLORD JOINTLY AND SEVERALLY AGREE TO THE EXCLUSIVE JURISDICTION OF COURTS LOCATED IN THE STATE OF ARIZONA OVER ANY DISPUTES ARISING OUT OF OR RELATING TO THIS GUARANTY.

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GUARANTOR:

THE PHARM, LLC, a Delaware limited liability company

By:	/s/ John N. Haugh
Name:	John N. Haugh
Its:	Manager

CERTIFICATE OF ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of Arizona

County of Maricopa

On 02/27/24 before me, Kenneth Williams personally appeared John Haugh, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of AZ that the foregoing paragraph is true and correct

WITNESS my hand and official seal.

Signature	/s/ Kenneth Williams	(Seal)

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